Exhibit 3.2

NAVIDEA BIOPHARMACEUTICALS, INC.

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AMENDED AND RESTATED BY-LAWS

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AS AMENDED JULY 18, 1995, MAY 30, 1996, JULY 26, 2007, AND NOVEMBER 7, 2013

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ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the state of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of the corporation's registered agent at such address shall be the Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the state of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 1. ANNUAL MEETINGS. An annual meeting of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware as shall be designated on an annual basis by the board of directors and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting. The board of directors may, in its sole discretion, determine that any annual meeting of stockholders and/or any special meeting of stockholders shall not be held at any place, but may instead be held wholly by means of remote communication, as permitted by Delaware law. In addition, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders and/or any special meeting of stockholders may be held partially by remote communication, as permitted by Delaware law. The Board of Directors may adopt guidelines and procedures for meetings conducted wholly or partially by remote communication.

(The following section was amended by the Board of Directors on July 18, 1995)

SECTION 2. SPECIAL MEETINGS. The board of directors may call a special meeting of the stockholders for any purpose or purposes and such meeting may be held at such time and place, within or without the State of Delaware, as may be determined by the board of directors. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting as required by Section 3 of this Article II. No officer, director nor stockholder shall have the power to call a meeting of stockholders without the authorization of the board of directors.

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(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 3. NOTICE. Whenever stockholders are required or permitted to take action at a meeting, written notice stating the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, and in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting; except that where the matter to be acted on is a merger of the corporation or a sale of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer, or the secretary and, if mailed, such notice shall be deemed to be delivered when deposited with the United States mail, postage prepaid, addressed to the stockholder at the address of the stockholder as the same appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given shall in the absence of fraud be prima facie evidence of the facts stated therein.

Notwithstanding the foregoing notice requirements, and unless otherwise prohibited under the General Corporation Law of the State of Delaware, notice shall be effective if by a form of electronic transmission consented to the stockholder or proxy holder to whom such notice is given. Any such consent shall be revocable by such stockholder or proxy holder by written notice to the corporation. Further, any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or assistant secretary of the corporation or to the transfer agent, or other person responsible for giving the notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting, or (b) the giving of such separate notice; and if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission from the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver or any waiver by electronic transmission need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

Whenever notice is required to be given under the General Corporation Law of the State of Delaware, the certificate of incorporation or these by-laws, to any stockholder, to whom (i) notice of 2 consecutive annual meetings, and all notices of meetings to such person during the period between such 2 consecutive annual meetings, or (ii) all, and at least 2, payments (if sent by first class mail) of dividends or interest on

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securities during a 12-month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, then requirement that notice be given to such person shall be reinstated. The exception to the notice requirement under this section shall not apply to any notice returned as undeliverable if the notice was given by electronic transmission.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 4. STOCKHOLDERS LIST. The officer having charge of the stock ledger of the corporation shall make, or cause a third party to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to the stockholders of the corporation. If the meeting is to be held in a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 5. QUORUM. The holders of a majority of the outstanding shares of capital stock entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. For a class or series vote, if applicable, a majority of the class or series, as the case may be, shall constitute a quorum. A quorum that is present to organize a meeting shall not be broken by the subsequent withdrawal of one or more stockholders. If a quorum is not present or represented at any meeting of stockholders, the chairman of the meeting or the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting from time to time until a quorum shall be present or represented.

SECTION 6. ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. VOTE REQUIRED. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an

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applicable law, certificate of incorporation or these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. VOTING RIGHTS. Except as otherwise provided by the General Corporation Law of the state of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 10 of this Article II, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or the stockholder's duly authorized attorney, or may be given by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy, to the extent permitted under Section 212 of the General Corporation Law of the State of Delaware. No proxy shall be valid after the expiration of 3 years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the stockholder who executed it or the stockholder's legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

SECTION 10. FIXING A RECORD DATE FOR STOCKHOLDER MEETINGS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(The following section was added by the Board of Directors on July 18, 1995, and amended by the Board of Directors on July 26, 2007)

SECTION 11. CONDUCT OF MEETINGS. The board of directors shall establish the agenda of each meeting of the stockholders, annual or special, at or prior to the calling thereof. No proposal of any corporate action by any stockholder shall be considered at any meeting of stockholders unless the stockholder who intends to propose such action has delivered a timely written notice of his intention to put such proposal before the meeting to the executive offices of the Corporation. A notice of proposal will be deemed to not be timely unless it has been received by the Corporation within the time limits prescribed by paragraph (a)(iii) of Rule 14a-8 of the Proxy Rules of the Securities and Exchange Commission. The board of directors may determine that a proposal submitted by a stockholder pursuant to this section has insufficient relationship to the business of the Corporation to justify delay, disruption or other interference with the meeting process or that implementation of such proposal would be contrary to applicable law, and upon making such determination, exclude such proposal from consideration at the meeting of stockholders with respect to which such proposal was submitted. The board of directors may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of the meetings of stockholders as it shall deem appropriate. Except as provided in such rules and regulations, or as otherwise determined by the board of directors in advance of a meeting of stockholders, the order of business at all meetings of the stockholders and all matters relating

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to the manner of conducting the meeting shall be determined by the chairman of the meeting, whose decisions may be overruled only by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any rules of parliamentary procedure other than as prescribed by the board of directors or by the chairman of the meeting pursuant to this Section 11 of Article II.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

SECTION 2. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole board initially shall be 9. Thereafter, the number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified, or until his or her earlier death, resignation, or removal, as hereinafter provided.

(The following paragraph was added by the Board of Directors on July 18, 1995)

At a meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election as directors. Persons may be nominated as candidates by the board of directors or a duly constituted committee thereof, or by any stockholder entitled to vote for the election of directors. Such nominations, if not made by the board of directors or a duly constituted committee thereof, shall be made only by a written notice (a) setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee; (b) signed and verified by the stockholder making such nomination; and (c) delivered to the secretary of the Corporation, together with each such nominee's written acceptance of such nomination and agreement to serve if elected, not less than one hundred twenty (120) days before the first anniversary of the date of the mailing of the notice of the most recently concluded annual meeting, if such nomination is for an election to be held at an annual meeting; provided, however, that if the date of such annual meeting is more than thirty (30) days before or after the first anniversary of the most recently concluded annual meeting, or if such election is to be held at a special meeting, such notice shall be delivered to the Corporation not more than seven (7) days after the date of the notice of such annual or special meeting.

(At the 1996 Annual Meeting of Stockholders, held May 30, 1996 the Stockholders duly adopted a resolution amending these By-laws by adding the following paragraph to the end of this Section 2 of Article III:)

Notwithstanding any other provision set forth in the By-laws of the Company, the board of directors shall be divided into three classes; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after the initial adoption of this by-law by the stockholders and the election of directors

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held at the meeting at which this by-law is adopted, directors shall be chosen for a full term of three years, as the case may be, to succeed those whose terms expire. When this by-law is initially adopted by the stockholders, the board of directors shall consist of nine members and each class shall consist of three members. Thereafter, the board of directors may fix the total number of directors constituting the full board of directors and the number of directors in each class, but the total number of directors shall not exceed seventeen (17) nor shall the number of directors in any class exceed six (6). Subject to the foregoing, the classes of directors need not have the same number of members. No reduction in the total number of directors or in the number of directors in any class shall be effective to remove any director or to reduce the term of any director. If the board of directors increases the number of directors in a class, it may fill the vacancy created thereby for the full remaining term of a director in that class even though such term may extend beyond the next annual election. The board of directors may fill any vacancy occurring for any other reason for the full remaining term of the director whose death, resignation or removal caused the vacancy, even though such term may extend beyond the next annual election.

SECTION 3. REMOVAL AND RESIGNATION. Any director or the entire board of directors may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

SECTION 4. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified, or until his or her earlier death, resignation, or removal, as herein provided.

SECTION 5. COMPENSATION. The board of directors may from time to time fix the compensation of directors for their services in that capacity. The compensation of a director may consist of an annual fee, or a fee for attendance at each regular or special meeting of the board, or any meeting of any committee of the board of which such director is a member, or a combination of fees of both types; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. The board also may provide for the reimbursement to any director of expenses incurred in attending any meeting of the board or any committee of the board of which such director is a member.

SECTION 6. ANNUAL MEETINGS. The annual meeting of each newly elected board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 7. OTHER MEETINGS AND NOTICE. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of any director on at least 24 hours notice to each director, either personally, by telephone, by mail, by telegraph, or by facsimile or electronic transmission. Notice may be waived in accordance with Section 229 of the General Corporation Law of the State of Delaware.

(The following section was amended by the Board of Directors on July 26, 2007)

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SECTION 8. QUORUM, REQUIRED VOTE, AND ADJOURNMENT. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The withdrawal of directors from a meeting at which a quorum was present shall not be deemed to defeat the presence of a quorum.

SECTION 9. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

SECTION 10. COMMITTEE RULES. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 9 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

SECTION 11. COMMUNICATIONS EQUIPMENT. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

SECTION 12. WAIVER OF NOTICE. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 13. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

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(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 1. NUMBER. The executive officers of the corporation shall be chosen by the board of directors and shall consist of: a chairman of the board, a president, one or more vice-presidents, a secretary, and a treasurer. The board of directors may also choose such other officers and assistant officers as it may deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The chairman of the board or vice chairman of the board shall be selected among the directors, but no other executive officer need be a member of the board. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors, and each officer shall hold office until a successor is duly elected by the board of directors, or until his or her earlier death, resignation, or removal, as hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected by the board of directors may be removed for cause or without cause by the board of directors, or by the chairman of the board or the president acting under authority delegated to him by the board, provided that any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. Any vacancy occurring in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors.

SECTION 5. COMPENSATION. Compensation of all officers shall be fixed by the board of directors and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 6. CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall preside at all meetings of the board of directors and of the stockholders at which the chairman shall be present. The chairman shall have and may exercise such powers as are, from time to time, assigned to the chairman by the board of directors and as may be provided by law. In the absence of the chairman of the board, the vice chairman of the board, if any, shall preside at all meetings of the board of directors and of the stockholders at which the vice chairman shall be present. The vice chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the board of directors and as may be provided by law.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 7. PRESIDENT. The president shall be the chief executive officer of the corporation unless such title is assigned to another officer of the corporation; in the absence of a chairman and vice chairman of the board, the president shall preside as the chairman of meetings of the stockholders and the board of directors; and the president shall (subject to the authority of the chief executive officer, if any) have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

SECTION 8. VICE-PRESIDENTS. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president,

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act with all of the powers and be subject to all restrictions of the president. The vice-presidents also shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the president, or these by-laws may, from time to time, prescribe.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof, and all meetings of the stockholders, and record all such proceedings of such meetings in a book to be kept for that purpose. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the chairman of the board, shall, in the absence or disability of the secretary, perform the duties of the secretary.

SECTION 10. TREASURER AND ASSISTANT TREASURERS. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements thereof; shall deposit all moneys and other valuable effects in the name of the corporation; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized. If required by the board of directors, the treasurer and each assistant treasurer shall give the corporation a bond for such term, in such sums and with such sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the chairman of the board, shall in the absence or disability of the treasurer, perform the duties of the treasurer.

SECTION 11. OTHER OFFICERS, ASSISTANT OFFICERS, AND AGENTS. Officers, assistant officers and agents, if any, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

SECTION 12. ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the chairman of the board or the president may delegate the powers and duties of such officer to any other officer.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

SECTION 1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to:

(a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; or

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(b) any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 2. STANDARD OF CONDUCT. Any indemnification under subsections (a) and (b) of Section 1 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 3. PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

SECTION 4. NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 5. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

SECTION 6. DEFINITIONS.

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(a) For purposes of this Article V, references to "the corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

SECTION 7. CONTRACTUAL NATURE. This Article V shall be deemed to be a contract between the corporation and each director and officer who serves as such at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

CERTIFICATES OF STOCK

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 1. FORM. Every holder of stock in the corporation shall be entitled to have a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated, signed by, or in the name of the corporation by, the chairman of the board of directors or the president or a vice-president, and the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation, certifying the number of shares owned by such holder of the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or one of its employees or (2) by a registrar, other than the corporation or one of its employees, the signature of any such chairman of the board of directors, president, vice-president, secretary, assistant secretary, treasurer or assistant treasurer may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificate, shall cease to be such officer or officers of the corporation whether because of death, resignation, or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. The board of directors

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may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

SECTION 2. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or as a condition precedent to the issuance thereof, the board of directors may require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft, or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. FIXING A RECORD DATE FOR PURPOSES OTHER THAN FOR STOCKHOLDER MEETINGS. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(The following section was added by the Board of Directors on July 26, 2007)

SECTION 4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 unless otherwise fixed by resolution of the board of directors.

(The following section was amended by the Board of Directors on July 26, 2007)

SECTION 2. CORPORATE SEAL. The board of directors may adopt a corporate seal in such proper form as it may prescribe from time to time. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Voting securities in any other corporation held by the corporation shall be voted by the chairman of the board or the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

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SECTION 4. INSPECTION OF BOOKS AND RECORDS. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its principal place of business.

SECTION 5. SECTION HEADINGS. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 6. INCONSISTENT PROVISIONS. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the state of Delaware, or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

(The following section was added by the Board of Directors on November 7, 2013)

SECTION 7. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VII of the corporations bylaws.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended, altered or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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